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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-01991 of our report dated February 29, 1996 included in HS Resources, Inc.'s Form 10-K for the year ended December 31, 1995 and to inclusion of our reports dated March 15, 1996 on the Statements of Revenues and Direct Operating Expenses for the Initial Basin Acquisition Properties and the Second Basin Acquisition Properties and to all other references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Denver, Colorado

May 7, 1996